UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 2, 2009
NEWPORT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-01649 (Commission File Number)	94-0849175 (IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California (Address of principal executive offices)		92606 (Zip Code)
(949) 863-3144
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On June 2, 2009, Newport Corporation (the “Registrant”) entered into definitive agreements with Oclaro, Inc. (“Oclaro”) pursuant to which (1) the Registrant will acquire Oclaro’s New Focus™ business and its portfolio of high-performance products that includes opto-electronics, high-resolution actuators, opto-mechanics, tunable lasers, vacuum and ultraclean solutions, and OEM-engineered solutions, and (2) Oclaro will acquire the Registrant’s high-power diode laser manufacturing operations, located in Tucson, Arizona.
As part of the transaction, the Registrant will pay Oclaro $3.0 million in cash to reflect differences in the revenue levels of the two businesses, as well as to compensate Oclaro for the higher costs involved in transitioning the diode manufacturing business to its fabrication facilities in Europe. The parties will also enter into an agreement pursuant to which Oclaro, Inc. will supply high-power diodes to the Registrant for incorporation into its Spectra-Physics laser products. Each company will provide transition-related services to the other during an integration period of six to twelve months.
The transaction is subject to customary closing conditions and is expected to close within three to five weeks.
The press release issued by the Registrant on June 3, 2009 relating to the transaction is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 3, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 3, 2009	NEWPORT CORPORATION
	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 3, 2009.